OPERATING AGREEMENT FOR MEMBER-MANAGED Byte Factory LLC

INTRODUCTION

The undersigned are all of the Members of Byte Factory LLC, a Limited Liability Company formed under the laws of the State of Delaware. The undersigned hereby adopt the following Operating Agreement pursuant to the LLC laws of the State of Delaware, and do hereby certify and agree as follows:

ARTICLE I – NAME

1.1 Name of Business; The name of the Company is Byte Factory LLC. The business of the Company may be conducted under such trade or fictitious names as the Members may determine.

ARTICLE II. – OFFICES AND REGISTERED AGENT

2.1 Principal Office: The principal office of the Company is located at New York, NY.

2.2 Registered Office: The registered office of the Company in the State of Delaware is the address of the Registered Agent Service of Bizfilings.

ARTICLE III. – BUSINESS PURPOSE

3.1 Business Purpose: The purpose of the Company is to engage in any lawful business that may be engaged in by a limited liability company organized under the LLC laws of the State of Delaware.

ARTICLE IV. – MEMBERS

4.1 Members; The names of each Member, their capital contributions, and percentage interests are as follows:

Virk Investments 1, LLC - $100,000, 3.2624% interest

Brian Barker - $10,000, 0.3262% interest

Muhammad Raza Shaikh - $5,000, 0.1632% interest

North Bay Solutions, LLC - Discounted current service rates by 35%, until $100,000 in discounts has been used up, 3.2624% interest

And over Fund LLC - 6.5% interest, for contributing Andover Fund’s 33% membership interest in Tumbleweed Technologies LLC

Youtopia Tech LLC will get a 86.4858% membership interest in Byte Factory LLC. It has contributed all its assets (such as the Facebook and Myspace Games Dog Wars, Cat Wars, and Stoned Cows; the unfinished Facebook game Final Conquest; and its 67% membership interests in Tumbleweed Technologies LLC). The initial capital account for Youtopia Tech LLC (i.e. value of all contributed assets) will be $2,650,998.

Since 100% of interests in Tumbleweed Technologies LLC are contributed to Byte Factory LLC, upon execution of this revised operating agreement, all the assets (IP) of Tumbleweed Technologies LLC shall be transferred to Byte Factory LLC, and the entity Tumbleweed Technologies LLC shall be wound down. Tumbleweed Technologies LLC’s bank account shall be closed and any remaining funds shall be transferred to Byte Factory LLC’s bank account. Tumbleweed Technologies LLC’s business shall be continued under the Byte Factory LLC name / entity.

4.2 Additional Members: Additional Members may be admitted upon the consent of all Members.

4.3 Withdrawing: A Member may not withdraw from the Company.

ARTICLE V. – FISCAL YEAR

5.1 Fiscal Year: The fiscal year of the Company will be a calendar year. The books and records of the Company will be maintained in accordance with generally accepted accounting principles and Sec. 704(b) of the Internal Revenue Code and the regulations thereunder.

ARTICLE VI. – ALLOCATIONS AND DISTRIBUTIONS

6.1 Allocations and Distributions: All Items of Company income, gain, loss, deduction, credit, or the like will be allocated among the Members in accordance with their respective percentage interests.

6.2 Distributions of Cash or Assets: Distributions of cash or other assets may be made to the Members from time to time. All distributions will be made to the Members in accordance with their respective percentage interests.

ARTICLE VII. – ASSIGNMENT OF MEMBERSHIP INTERESTS

7.1 Assignment of Membership Interests: A Member may assign his or her membership interest in the Company in whole or in part. The assignment of a membership interest does not in and of itself entitle the assignee to become a Member. The assignee is only entitled to receive, to the extent assigned, the distributions the assigning Member would otherwise be entitled to, and the assignee will only become an assignee of a membership interest and not a substitute Member.

7.2 Substitute Members: An assignee of a membership interest will be admitted as a substitute Member and will be entitled to all the rights and powers of the assignee only if the other Members unanimously consent. If admitted, the substitute Member has, to the extent assigned, all of the rights and powers, and is subject to all of the restrictions and liabilities of a Member.

ARTICLE VIII. – VOTING; MEMBERS MEETINGS

8.1 Voting: Except to the extent provided to the contrary in this Operating Agreement, all Members will be entitled to vote on any matter submitted to a vote of the Members.

a) Unless a greater vote is required by the LLC laws of the State of Delaware the Articles of Organization, or this Operating Agreement, the affirmative vote or consent of a majority in interest of the Members present at meeting at which a quorum is present will be the act of the Members.

b) The consent of all Members will be required to approve the following; 1) the dissolution of the Company, 2) the authorization or ratification of acts that would otherwise violate the duty of loyalty, 3) an amendment to the Articles of Organization, 4) the compromise of an obligation to make a contribution, 5) the making of interim distributions, 6) the admission of a new Member, 7) the use of the Company’s property to redeem an interest subject to a charging order, 8) an amendment to the Operating Agreement.

c) The consent of a majority in interest is sufficient to approve the following: 1) the merger of the Company; 2) the conversion of the Company, 3) the safe, exchange, lease, or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business. If the Company or its assets are to be sold based on the consent of the majority in interest which results in proceeds to a minority interest which are less than their initial cash contribution, then those members should first receive back an amount equal to their cash contribution before proceeds are distributed to other members.

8.2 Annual Meetings of Members: Annual meetings of Members may be held at such time and at such place as the Members designate. Special meetings of Members may be called at the request of any Member.

8.4 Quorum: A majority in interest, represented in person or by proxy, will constitute a quorum for the transaction of business at a meeting of Members.

8.5 Unanimous Written Consent: Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, if consents in writing, setting forth the action taken, are signed by all Members entitled to vote at the meeting.

8.6 Voting by Proxy: A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment instrument either personally or by the Member’s attorney-in-fact.

8.7 Meeting Participation: A Member may participate in a meeting by means of telephone conference or similar equipment.

ARTICLE IX – BOARD OF DIRECTORS

Byte Factory LLC does not currently have a board of directors. In the event that a Board of Directors is formed, the seats shall be as follows:

Joshua Liptzin

Timo Burkard

Andrew Vurlumis

Brian Barker/Rizwan Virk

Andover Fund LLC

ARTICLE X. – MANAGEMENT OF THE COMPANY

9.1 Management: The Company will be managed by all of its Members.

a) Subject to the delegation of rights and powers provided for herein, the Members will have the sole right to manage the business of the Company and will have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.

b) The Members may appoint a President, Treasurer, Secretary, or such other Officers as they may deem necessary or appropriate.

c) The Members may appoint, employ, or otherwise contract with other persons or entities for the transaction of business of the Company or the performance of services for or on behalf of the Company as they may deem necessary or appropriate. The Members may delegate to any Officer of the Company or to any other person or entity such authority to act on behalf of the Company as they may deem appropriate.

d) Any Member, Officer, or other person specifically authorized by the Members may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the secretary of state any document required or permitted to be filed under the LLC laws of the State of Delaware.

ARTICLE XI. – STANDARD OF CONDUCT; INDEMNIFICATION

10.1 Conduct: A Member owes the Company and its other members a duty of loyalty and a duty of care. The duty of loyalty is limited is to: 1) accounting to the Company and holding as trustee for it, any property, profit, or benefit derived by the Member in the conduct or winding up of the Company’s business, 2) refraining from dealing with the Company as or on behalf of a party having an interest adverse to the Company, and 3) refraining from competing with the Company, The duty of care is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. A Member will discharge his or her duties consistently with the obligation of good faith and fair dealing.

10.2 Indemnification: Except as otherwise provided in this Article, the Company will indemnify any Member and may indemnify any employee or agent of the Company who was or is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that such person is or was a Member, employee or agent of the Company against expenses, including attorney’s fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person met the standard of conduct set forth above in this Article.

a) To the extent that a Member, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding, such person will be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by such person in connection with the action, suit, or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided herein. Any indemnification permitted under this Article, unless ordered by a court, will be made by the Company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct. That determination will be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit, or proceeding.

b) No indemnification will be provided to any Member, employee, or agent of the Company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to Members in violation of this Operating Agreement or the Act, or a knowing violation of law.

ARTICLE XII. – DURATION; DISSOLUTION

11.1 Duration: The Company will continue in existence until dissolved pursuant to the LLC laws of the State of Delaware.

11.2 Dissolution: The Company will be dissolved and have its affairs wound up and terminated upon the determination of all of the Members to dissolve the company, or upon the occurrence of any other event causing a dissolution of the Company pursuant to the LLC laws of the State of Delaware.

11.3 Winding Up: Upon dissolution, the Company will cease carrying on its business and affairs and will commence the winding up of the Company’s business and affairs and complete the winding up as soon as practicable. Upon the winding up of the Company, the assets of the Company will be distributed first to creditors to the extent permitted by law in satisfaction of the Company’s debts, liabilities, and obligations, and second to Members and former Members in satisfaction of liabilities for distributions and in accordance with their percentage interests.

ARTICLE XIII. – MISCELLANEOUS PROVISIONS

12.1 Entire Agreement: This Operating Agreement embodies the entire agreement and understanding among the Members with respect to the subject matter within. This Operating Agreement supersedes any and all other agreements, either oral or written, among the Members with respect to the subject matter within.

12.2 Severance: Every provision of this Operating Agreement is intended to be severable. The invalidity or illegality of any particular provision of this Operating Agreement will not affect the other provisions, and this Operating Agreement will be construed in all respects as if such invalid or illegal provisions were omitted.

12.3 Amendments and Revocations: This Operating Agreement may be amended or revoked at any time by the written consent of all of the Members.

12.4 State Law; This Operating Agreement will be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

THE UNDERSIGNED, being all of the Members of evidence their adoption and ratification of the foregoing Operating Agreement of the LLC.

Dated:

Josh Liptzin for Youtopia Tech LLC

Dated:

Brian Barker for North Bay Solutions, LLC

Dated:	9/12/2011

/s/ Riz Virk
Riz Virk for Virk Investments I, LLC

Dated:

Brian Barker

Dated:

Muhammad Raza Shaikh

Dated:

/s/ Craig dos Santos
Craig dos Santos for Andover Fund, LLC